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                                                                     EXHIBIT 4.5


                             SUIZA FOODS CORPORATION

    5 1/2% Convertible Subordinated Debenture due April 1, 2028, $618,556,750

No. 1

         Suiza Foods Corporation, a corporation organized and existing under the laws of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Suiza Capital Trust II, or registered assigns, the principal sum of six hundred eighteen million five hundred fifty-six thousand seven hundred fifty dollars and 00/100's ($618,556,750) on April 1, 2028 and to pay interest, plus Additional Interest, Additional Sums and Liquidated Damages, if any, on said principal sum from March 24, 1998 or from the most recent Interest Payment Date on which interest has been paid in full or duly provided for, quarterly until the principal hereof is paid in full or duly provided for or made available for payment, subject to deferral, as set forth herein in arrears on January 1, April 1, July 1 and October 1 of each year, (each such date, an "INTEREST PAYMENT DATE") commencing July 1, 1998 at the rate of five and one-half percent (5 1/2%) per annum, until the principal hereof shall have become due and payable, and thereafter such interest shall be payable on demand.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       SUIZA FOODS CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------
This is one of the Debentures
referred to in the within-mentioned
Indenture:

WILMINGTON TRUST COMPANY,
as Indenture Trustee


By:
   ---------------------------
   Authorized Signatory

Dated:

-----------------------


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         This Debenture is one of a duly authorized issue of Debentures of the
Company (herein called the "DEBENTURES") limited to the aggregate principal amount of $618,556,750, issued and to be issued under an Indenture, dated as of March 24, 1998 (herein called the "INDENTURE"), between the Company and Wilmington Trust Company, as Indenture Trustee (herein called the "INDENTURE TRUSTEE," which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Indenture Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. For periods of less than three months, interest shall be computed on the actual number of elapsed days over a month of 30 days. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable, except that if any Interest Payment Date is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day. A "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Indenture Trustee, or the principal office of the Property Trustee under the Declaration is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the date which is the fifteenth day preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         So long as no Event of Default under the Indenture (relating solely to clauses (a) and (b) under the definition thereof in Section 5.1 of the Indenture) has occurred and is continuing, the Company shall have the right under the Indenture to defer the payment of interest (including any Additional Sums or Liquidated Damages, if any, under this Debenture, at any time or from time to time), for a period not exceeding 20 consecutive quarters with respect to each deferral period (each such deferral period an "EXTENSION PERIOD"). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividends on, make distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment



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with respect to, any shares of the Company's Capital Stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness) issued by the Company that rank pari passu with or junior to this Debenture (other than with respect to both (a) and (b) (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made with securities (including Capital Stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (ii) payments under the Guarantee, (iii) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (iv) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock and (v) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged). Prior to the termination of any such Extension Period the Company may further extend the interest payment period; provided, however, that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all amounts then accrued and unpaid, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest, including Additional Interest and Liquidated Damages, if any, shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Indenture Trustee and the Property Trustee under the Declaration notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities (or if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee under the Declaration is (or if no Preferred Securities are outstanding, the Indenture Trustee is) required to give notice to the New York Stock Exchange or other applicable self-regulatory organizations or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such election.

         Payment of the principal of (and premium, if any) and interest on this Debenture will be made [Insert, if a global security is issued: to the Depositary Trust Company or its nominee] [Insert if securities in definitive form are issued: at the Corporate Trust Office of the Indenture Trustee or at the office or agency of the Paying Agent or Paying Agents as the Company may designate maintained for that purpose in the United States], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date.

         The indebtedness evidenced by this Debenture, including the principal thereof, premium, if any, and interest thereon is, to the extent and in the manner set forth in the Indenture, expressly



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subordinated and subject in right of payment to the prior payment in full of all
Senior Debt, as defined in the Indenture, and this Debenture is issued subject to the provisions of the Indenture, and each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Property Trustee on behalf of such Holder to take such action as may be necessary or appropriate to acknowledge or effectuate, as between the Holder and the holders of Senior Debt, the subordination as provided in the Indenture and appoints the Property Trustee attorney-in-fact of such Holder for any and all such purposes.

         At any time on or after April 2, 2001, the Company may, at its option, subject to the terms and conditions of Article 11 of the Indenture, redeem this Debenture in whole at any time or in part from time to time, at the Redemption Prices set forth in Section 11.7 of the Indenture.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If a Special Event shall occur and be continuing, this Debenture shall be exchangeable for Preferred Securities in accordance with Section 11.8 of the Indenture or, in certain circumstances, redeemable by the Company in accordance with Section 11.7 of the Indenture.

         Subject to the terms and conditions set forth in Article 13 of the Indenture, this Debenture is convertible, at the option of the Holder hereof, into shares of Common Stock (and/or such other cash, securities or property as then provided for by the Indenture).

         If an Event of Default shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, if an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders); provided, however, that, if upon an Event of Default, the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Indenture Trustee. Upon any such declaration, such principal amount (or specified amount) of and the accrued interest (including any Additional Interest, Additional Sums and Liquidated Damages, if any) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest, Additional Sums and Liquidated Damages, if any) on such Debentures shall remain subordinated to the extent provided in Article 12 of the Indenture.



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         The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company an the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Debentures. In addition, without the consent of any Holder of a Debenture, the Indenture and the Debentures may be amended and supplemented to cure any ambiguity or inconsistency, make other changes which will not adversely affect in any material aspect the rights of the Holders or certain other matters specified in the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, and, should the Holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in liquidation amount of the Preferred Securities then outstanding shall have the right. Any such consent or waiver shall be conclusive and binding upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or wavier is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Additional Interest, if any, Additional Sums, if any, and Liquidated Damages, if any) on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         The holders of the Preferred Securities, the Debentures, the Guarantee and the shares of Common Stock of the Company issuable upon conversion of the Preferred Securities and Debentures (collectively, the "REGISTRABLE SECURITIES") are entitled to the benefits of a Registration Rights Agreement, dated as of March 24, 1998, among the Trust, the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). Pursuant to the Registration Rights Agreement, the Company and the Trust have agreed for the benefit of the holders of Registrable Securities that (i) the Company and the Trust will, at the Company's cost, within 90 days after the date of issuance of the Registrable Securities, file a shelf registration statement (the "SHELF REGISTRATION STATEMENT") with the Commission with respect to the resales of the Registrable Securities, (ii) the Company will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 150 days after the date of issuance of the Registrable Securities and (iii) the Company will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the second anniversary of the date of issuance of the Registrable Securities or such earlier date as is provided in the Registration Rights Agreement (the "EFFECTIVENESS PERIOD"). The Company will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods


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of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events.

         If (i) on or prior to the date 90 days after the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 150th day following such original issuance of the Registrable Securities, such Shelf Registration Statement is not declared effective by the Commission (each such event a "REGISTRATION DEFAULT"), additional interest ("LIQUIDATED DAMAGES") will accrue on the Debentures from and including the day following such Registration Default until such time as such Shelf Registration Statement is filed or such shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's ability to defer payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first Interest Payment Date following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional 0.25% of the principal amount to and including the 90th day following such Registration Default and 0.50% thereof from and after the 91st day following such Registration Default. In the event that during the Effectiveness Period the Shelf Registration Statement ceases to be effective, or the Company suspends the use of the prospectus which is a part thereof, for more than 90 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Debentures will increase by an additional 0.50% per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective or the Company suspends the use of the prospectus which is a part thereof, as the case may be, until the earlier of such time as (i) the Shelf Registration Statement again becomes effective, (ii) the use of the related prospectuses ceases to be suspended or (iii) the Effectiveness Period expires.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of


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Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         No director, officer, employee, stockholder or incorporator of the Company shall have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Debenture.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.


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                                 ASSIGNMENT FORM

                To assign this Debenture, fill in the form below:

                (I) or (we) assign and transfer this Debenture to

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

         Your Signature:
                        -------------------------------------------------------
         (Sign exactly as your name appears on the other side of this Debenture)
Date:
     ------------------------------
Signature Guarantee:*
                      ---------------------------------------------------------

[Include the following if the Debenture bears a Restricted Securities Legend:]

In connection with any transfer of any of the Debentures evidenced by this certificate, the undersigned confirms that such Debentures are being:

CHECK ONE BOX BELOW

(1)      [__]  exchanged for the undersigned's own account without transfer; or

(2) [__] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933;

(3) [__] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933;

(4) [__] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933;

(5) [__] transferred pursuant to an effective Registration Statement under the Securities Act of 1933.
-------------------------------
* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.

Unless one of the boxes is checked, the Indenture Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box
(3) or (4) is checked, the Indenture Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Company has reasonably requested in writing and directed the Indenture Trustee to require confirmation that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 as amended (the "SECURITIES ACT"), such as the exemption provided by Rule 144 under the Securities Act; provided, further, that after the date that a shelf Registration Statement under the Securities Act has been filed and so long as such shelf Registration Statement continues to be effective, the Indenture Trustee may only permit transfers for which box (5) has been checked.

                                                  -----------------------------
-------------------------------------
                                                          Signature
         Signature Guarantee:*

-------------------------------------             ------------------------------
         Signature must be guaranteed


[TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED]

         The undersigned represents and warrants that the undersigned is purchasing this Debenture for its own account or an account with respect to which undersigned exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to undersigned is being made in reliance on Rule 144A and acknowledges that undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that undersigned is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ----------------------------           -----------------------------------
                                             -----------------------------------
                                              Notice:  To Be executed by an
                                              executive officer]

------------------------------
* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.

                              NOTICE OF CONVERSION

         To: Suiza Foods Corporation

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of Suiza Foods Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Any Holder, upon the exercise of undersigned's conversion rights in accordance with the terms of the Indenture and the Debenture, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Debenture.

   Date:
        -------------------------
        in whole ___
        in part ___                      Portions of Debenture to be
                                         converted ($50 or integral
                                         multiples thereof):
                                         $
                                          ------------------------------------
                                            Signature (for conversion only)
                                            Please Print or Typewrite
                                            Name and Address, Including
                                            Zip Code, and Social Security
                                            or Other Identifying Number

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------
Signature Guarantee:*

--------
* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Indenture Trustee.